Exhibit (10)(k)

         Executive Deferred Compensation Plan
        (as amended through December 12, 1995)

                       ARTICLE I
                        PURPOSE

The purpose of the Sprint Corporation Executive Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide funds for retirement or death for executive employees (and their beneficiaries) of Sprint Corporation and its subsidiaries. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their standard of living at retirement.

                      ARTICLE II
                      DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Account Transfer Request.   "Account Transfer
Request" means a written notice, in a form prescribed by the Company, by a Participant to transfer all or any portion of one Deferred Benefit Account to another
Deferred Benefit Account as provided for in paragraph
6.7.

2.2 Beneficiary. "Beneficiary" means the person, persons or entity designated by the Participant, or as provided in Article VIII, to receive any benefits payable under the Plan. Any Participant Beneficiary Designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted and acknowledged in writing by the Company.

2.3  Board.   "Board" means the Board of Directors of
the Company.

2.4  Cellular.  "Cellular" means Sprint Cellular
Company, however renamed, or any successor thereto.

2.5 Cellular Insider. "Cellular Insider" means, as of any time when the determination thereof is relevant, any Participant subject to liability under
Section 16 of the Securities Exchange Act of 1934 with respect to trading in the equity securities of Cellular.

2.6 Cellular Share Unit. "Cellular Share Unit" means a measure of participation under the Plan having a value based on the market value of one share of common stock of Cellular after the distribution thereof by the Company to the Company's shareholders.

2.7  Committee.  "Committee" means Deferred
Compensation Committee appointed to review the Plan decisions pursuant to Article III.

2.8 Company. "Company" means Sprint Corporation, or any successor thereto.

2.9 Compensation. "Compensation" means the Base Salary, Annual Incentive Compensation and Long-Term Incentive Compensation payable to a Participant during a Plan Year other than a distribution under this plan.

(a) Base Salary. "Base Salary" means all regular cash remuneration for services, other than such items as Annual Incentive Compensation, payable by the Employer to a Participant in cash during a Plan Year, but before reduction for amounts deferred pursuant to this Plan or any other Plan of the Employer.

(b)  Annual Incentive Compensation.  "Annual Incentive
     Compensation" means any annual cash incentive compensation payable by the Employer to a Participant in a Plan Year.

(c)  Long-Term Incentive Compensation.  "Long-Term
     Incentive Compensation" means any incentive compensation earned over a period of at least two years.

2.10 Deferral Benefit.   "Deferral Benefit" means the
benefit payable to a Participant on his retirement, death, disability, or termination of employment as calculated in Article VII hereof.

2.11 Deferred Benefit Account. "Deferred Benefit Account" means the accounts maintained on the books of account of the Employer for each Participant pursuant to Article VI. Separate Deferred Benefit Accounts shall be maintained for each Participant. More than one Deferred Benefit Account shall be maintained for each Participant to reflect (a) Termination and Retirement Interest Yields, (b) separate deferral elections, and (c) Account A, Account B, Account C, Account AA, Account BB, and Account CC elections.

For Account AA two sub-accounts (a Retirement Deferred Benefit Account and a Termination Deferred Benefit Account) shall be maintained to

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reflect the difference in Interest Yields as provided
in Article VI, paragraph 6.4.

For Account BB two sub-accounts (a Retirement Deferred Benefit Account and a Termination Deferred Benefit Account) shall be maintained to reflect, in the event of a transfer from Account AA to Account BB pursuant to paragraph 6.7, the difference in values of the two sub- accounts of Account AA transferred to Account BB.

For Account CC two sub-accounts (a Retirement Deferred Benefit Account and a Termination Deferred Benefit Account) shall be maintained to reflect the crediting of Cellular Share Units with respect to Share Units in the respective sub-accounts of the Account BB with respect to which the Cellular Share Units were credited pursuant to Section 6.3(b).

A Participant's Deferred Benefit Accounts shall be used solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind. Unless the context requires otherwise, "Deferred Benefit Account" shall mean the aggregate balance of all accounts of a Participant.

2.12 Determination Date.   "Determination Date" means
the date on which the amount of a Participant's
Deferred Benefit Account is determined as provided in
Article VI hereof.   The last day of each calendar
month shall be a Determination Date.

2.13 Disability. "Disability" or "Disabled Participant" means a physical or mental condition of a Participant resulting in a determination of disability for purposes of receiving benefits under the Employer Long-Term Disability Insurance Plan.

2.14 Distribution Agreement. "Distribution Agreement" means the agreement entered into by the Company, Cellular, and Centel Corporation for the purpose of providing for the distribution by the Company of its stock in Cellular to the Company's stockholders.

2.15 Distribution Dividend Rate.  "Distribution
Dividend Rate" means the Dividend Rate as defined in the Distribution Agreement.

2.16 Distribution Time. "Distribution Time" is defined in the Distribution Agreement.

2.17 Early Retirement Date.   "Early Retirement Date"
means the date on which the Participant actually terminates employment following the first

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day of the month coincidental with or next following a Participant's  attainment of age fifty-five (55), but before his Normal Retirement Date.

2.18 Employer.   "Employer" means Sprint Corporation,
any successor to the business thereof or any affiliate or subsidiary designated by the Board.

2.19 Internal Revenue Code.   "Internal Revenue Code"
means Internal Revenue Code of 1986, as amended or
supplemented from time to time.   References to any
section of the Internal Revenue Code shall be to that section as it is renumbered, amended, supplemented or re-enacted.

2.20 Interest Yield.   "Interest Yield" means with
respect to any calendar month the Termination Interest
Yield or the Retirement Interest Yield as defined below:

(a)  Termination Interest Yield.   The "Termination
     Interest Yield" means (1) in the case of balances
     in Account AA, the composite yield on Moody's
     Seasoned Corporate Bond Yield Index for the
     preceding calendar month as determined from
     Moody's Bond Record published by Moody's Investors
     Services, Inc.   (or any successor thereto), or,
     if such monthly yield is no longer published, a substantially similar average selected by the Company, and (2) in the case of balances in Account A, the greater of (i) the prime rate in effect at Citibank, N.A. at the opening of business on the first business day of the month, or if said bank, for any reason, no longer publishes its prime rate, the prime rate similarly determined of another major bank selected by the Company and (ii) six percent per annum.

(b) Retirement Interest Yield. The "Retirement Interest Yield" means (1) in the case of balances in Account AA, three percentage points over the Termination Interest Yield, and (2) in the case of balances in Account A, the Termination Interest Yield.

2.21 Normal Retirement Age. "Normal Retirement Age" means the time at which a Participant attains age sixty
-five (65).

2.22 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coincidental with or next following a Participant's Normal Retirement Age.

2.23 Participant. "Participant" means any individual who is designated by the Company in accordance with paragraph 4.1 to participate in this

Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

2.24 Participation Agreement. "Participation Agreement" means the agreement, in a form prescribed by the Company, filed by a Participant before the beginning of the first period in which the Participant's Compensation is to be deferred pursuant to the Plan and the Participation Agreement. A new Participation Agreement shall be filed by the Participant for each separate Base Salary deferral election and for each Annual Incentive Compensation and Long-Term Incentive Compensation deferral election not accompanying a Base Salary deferral election.

2.25 Plan.  "Plan" means the Sprint Corporation
Executive Deferred Compensation Plan as set forth in this document. This Plan is the successor to, and comprises an amendment and revision of, the United
Telecommunications, Inc.  1985 Executive Deferred
Compensation Plan adopted February 12, 1985.

2.26 Plan Administrator. "Plan Administrator" means the person appointed by the Company to represent the Company in the administration of this Plan.

2.27 Plan Year. "Plan Year" means a twelve month period commencing May 1st and ending the following
April 30th.  The first Plan Year shall commence on May
1, 1985.

2.28 Retirement Plan.  "Retirement Plan" means the
Sprint Retirement Pension Plan, as amended from time to time.

2.29 Share Unit. "Share Unit" means a measure of participation under the Plan having a value based on the market value of a share of common stock of the Company.

2.30 Spouse. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant upon the Participant's retirement, death or severance from service.

2.31 Sprint Insider. "Sprint Insider" means, as of any time when the determination thereof is relevant, any Participant subject to liability under
Section 16 of the Securities Exchange Act of 1934 with respect to trading in the equity securities of the Company.

2.32 Transition Date.  "Transition Date" means May 1,
1990.

                      ARTICLE III
                    ADMINISTRATION

3.1 Plan Administrator; Company and Committee; Duties. This Plan shall be administered by the Committee. The Committee shall consist of not more than five persons appointed by the Board. The Committee may be a consolidated Committee administering other benefit plans of the Company in addition to this Plan. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Committee may appoint a Benefit Administrative Committee and a Plan Administrator. The Committee may delegate its duties for the day-to-day operations of the Plan to the Plan Administrator and other duties to the Benefit Administrative Committee. Members of the Committee, the Benefit Administrative Committee and the Plan Administrator may be Participants under this Plan.

3.2 Claim for Benefits. Any claim for benefits under this Plan shall be made in writing to the Plan Administrator. If a claim for benefits is wholly or partially denied, the Plan Administrator shall so notify the Participant or Beneficiary within 90 days after receipt of the claim. The notice of denial shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall contain (a) the specific reason or reasons for denial of the claim, (b) specific references to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary and (d) an explanation of the claims review procedure. The decision or action of the Plan Administrator shall be final, conclusive and binding on all persons having any interest in the Plan, unless a written appeal is filed as provided in Section 3.3 hereof.

3.3 Review of Claim. Within 60 days after the receipt by the Participant or Beneficiary of notice of denial of a claim, the Participant or Beneficiary may
(a) file a request with the Benefit Administrative Committee that it conduct a full and fair review of the denial of the claim, (b) review pertinent documents and (c) submit questions and comments to the Committee in writing.

3.4 Decision After Review. Within 60 days after the receipt of a request for review under Section 3.3, the Committee shall deliver to the

Participant or Beneficiary a written decision with respect to the claim, except that if there are special circumstances (such as the need to hold a hearing) which require more time for processing, the 60-day period shall be extended to 120 days upon notice to the Participant or Beneficiary to that effect. The decision shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall (a) include the specific reason or reasons for the decision and (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

                      ARTICLE IV
                     PARTICIPATION

4.1 Participation. Participation in the Plan shall be limited to executives having a job grade level of E14 or above, or any other employees designated by the Committee, who elect to participate in the Plan by filing a Participation Agreement with the Company. Except as provided below, a Participation Agreement must be filed before the April 15th immediately preceding the Plan Year in which the Participant's participation under the agreement will commence, and the election to participate shall be effective on the first day of the Plan Year following receipt by the Company of a properly completed and executed Participation Agreement. A Participant in the Plan, who is also a participant in the Employer's 1975 Executive Deferred Compensation Plan, may elect to transfer to this Plan all, and not less than all, of the dollar value of his Account A and the dollar value of his Account B under the 1975 Plan. Such election shall be made by delivering to the Company a properly executed Participation Agreement; such an election must be made when the Participant is first eligible for the 1985 Plan.

4.2 Minimum and Maximum Deferral and Length of Participation. A Participant may elect in any Participation Agreement to defer a portion of his Compensation. The minimum and maximum amounts that may be deferred under any single Participation Agreement shall be in $100 units and shall be as follows:


                Minimum         Maximum
                Deferral        Deferral

With respect    $300 per       50% of Base
to initial      month          Salary
Base Salary
Deferrals

With respect    $100 per       50% of Base
to



                Minimum         Maximum
                Deferral        Deferral

Subsequent      month          Salary
Base Salary
Deferrals

With respect    25% of        100% of
to Annual       Annual        Annual
Incentive       Incentive     Incentive
Compensation    Compensation  Compensation

With respect    25% of Long-  100% of Long-
to Long-Term    Term          Term
Incentive       Incentive     Incentive
Compensation    Compensation  Compensation


(a) With respect to Base Salary deferrals, the dollar amount of deferral elected in each Participation
     Agreement shall be the amount of Base Salary that will be deferred in each month subject to the Participation Agreement. Each Participation
     Agreement shall apply to the Participant's Base
     Salary payable over a period (1) for Participation
     Agreements first effective before the Transition
     Date, of either four or eight Plan Years, or (2) for Participation Agreements first effective on or after the Transition Date, one Plan Year (or, in either case, until the Participant's retirement, whichever occurs first), commencing with the Plan
     Year immediately following the Plan Year in which the respective Participation Agreement is filed.
     The fixed dollar amount of Base Salary deferral applicable over a deferral period shall not be changed by virtue of a change in Base Salary alone.

(b)  With respect to Annual Incentive Compensation or
     Long-Term Incentive Compensation deferrals, the deferral percentage selected in each Participation
     Agreement shall apply only to the Participant's
     Annual Incentive Compensation or Long-Term
     Incentive Compensation paid in the Plan Year immediately following receipt of the respective
     Participation Agreement.

(c) From time to time, the Company may increase or decrease the minimum and maximum deferrals set forth above as well as the period for which the deferrals are effective by giving reasonable written notice to the affected Participants. Such changes shall be effective for all Participation Agreements filed thereafter.

(d) A Participant's election to defer Compensation shall be irrevocable upon the filing of the respective Participation Agreement; provided, however, that the deferral of Compensation under any Participation Agreement may be suspended or amended as provided in paragraphs 7.5 or 9.1.

4.3 Additional Participation Agreements. A Participant may enter into additional Participation Agreements by filing a Participation Agreement with the Company before April 15th of any calendar year, stating the amount that the Participant elects to have deferred. Such additional agreements shall be effective as to Compensation paid in Plan Years beginning after the last day of the Plan Year in which the respective agreement is filed with the Company. Each additional Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2, including without limitation, the provisions relating to minimum and maximum deferral amounts and duration of the agreements; provided, that the minimum Base Salary deferral for each additional Participation Agreement shall be $1,200 per year. In addition, the aggregate amount of Base Salary that a Participant may have deferred under this Plan out of his Base Salary for any single Plan Year under all applicable Participation Agreements shall not exceed 50% of his Base Salary, excluding Incentive Compensation. In the event a Participant elects to defer Compensation for a new period, the new election shall be treated as an arrangement for which a separate Deferred
Benefit Account shall be maintained and separate Deferred Benefits shall be payable.

                       ARTICLE V
                 DEFERRED COMPENSATION

5.1 Elective Deferred Compensation. The amount of Compensation that a Participant elects to defer in the Participation Agreement executed by the Participant, with respect to each Plan Year of participation in the Plan, shall be credited by the Company to the Participant's Deferred Benefit Account throughout each Plan Year as the Participant is paid the non-deferred portion of Compensation for such Plan Year. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred. To the extent that the Employer is required to withhold any taxes or other amounts from the employees' deferred wages pursuant to any state, federal or local law, such amounts shall be taken out of the portion of the Participant's Compensation which is not deferred under this Plan.

5.2 Additional Payments. The Company also intends that supplemental payments shall be made at death, disability or termination of employment, as the case may be, for any reduction in benefits due to deferrals of Compensation under this Plan in respect of any of the

Employer's life insurance or disability plans or Employees Stock Purchase Plan now in existence or adopted after the effective date of this Plan.

5.3  Vesting of Deferred Benefit Account.  A
Participant shall be 100% vested in his/her Deferred
Benefit Account.

                      ARTICLE VI
               DEFERRED BENEFIT ACCOUNT

6.1 Determination of Account. Each Participant's Deferred Benefit Account, as of each Determination Date, shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus the Participant's elective deferred compensation withheld since the immediately preceding Determination Date pursuant to paragraph 5.1 and plus amounts credited to the Participant's Deferred Benefit Account pursuant to paragraphs 6.4 and 6.5. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.

6.2 Type of Deferral. A Participant may elect to have any portion of the amount deferred credited to either Account A (fixed income return) or to Account B (Share Units). The initial election shall be made by a properly executed Participation Agreement. With respect to a Participation Agreement first effective before the Transition Date, an election to defer any amount to Account A shall be treated as an election to defer to Account AA, except as set forth below.

An election to change the apportionment of deferred amounts between Accounts A and B may be made by a Participant filing with the Plan Administrator a revised Participation Agreement indicating such change on or before April 15th of each calendar year. The revised Participation Agreement shall be deemed a continuation of the initial Participation Agreement to which it relates for purposes of complying with the provisions of paragraphs 4.2 and 4.3 relating to the minimum and maximum deferrals and duration of the Participation Agreement. The revised Participation Agreement shall be effective for Plan Years beginning after the date it is filed.

Deferrals in such Plan Years shall be credited in accordance with the election of the revised Participation Agreement, provided, however, that an election to allocate a portion of deferrals to Account A in excess of the portion allocated in the Participation Agreement to be deferred into the fixed income account as of May 1, 1989, shall be deemed to be an election by the Participant to allocate to Account AA a portion of deferrals equal to the portion so allocated to the fixed income account on May 1, 1989, and to allocate to Account A the portion in excess of such portion.

6.3  Creation of Accounts AA, BB, C, and CC.

(a) Accounts AA and BB. As of the start of business on the Transition Date, all amounts standing to the credit of each Participant in Account A shall be transferred to an Account AA. As of the start of business on the Transition Date, amounts standing to the credit of each Participant in Account B that are attributable to prior transfers from Account A into Account B shall be transferred to an Account BB. The amount of such transfers shall be an amount equal to the sum of the dollar amount of all transfers from Account A to Account
     B during the period beginning on the effective date of the Participation Agreement and ending on the Transition Date. For all purposes of this Plan, except as otherwise noted in this Plan, Account AA shall be treated in the same manner as Account A, and Account BB shall be treated in the same manner as Account B. Compensation earned by employees on or after the Transition Date subject to deferral under a Participation Agreement first effective before the Transition Date shall be credited to Accounts AA and B (in accordance with the Participant's election to allocate such deferrals to Accounts A or B, respectively, in such Participation Agreements) for such
     Participation Agreement.

(b) Accounts C and CC. On the Determination Date first following the Distribution Time, there shall be credited to Accounts C and CC, created for each Participant having a positive balance in an Account B or BB with respect to any Plan Year, a number of Cellular Share Units determined as follows:

     (1) one Cellular Share Unit in Account C for each Distribution Dividend Rate number of Share Units in Account B for such Participant for such Plan Year as of the Distribution Time; and

     (2)  one Cellular Share Unit in the Retirement
          Deferred Benefit Account of Account CC for each Distribution Dividend Rate number of Share Units in the Retirement Deferred
          Benefit Account of Account BB for such
          Participant for such Plan Year as of the Distribution Time; and.

     (3)  one Cellular Share Unit in the Termination
          Deferred Benefit Account of Account CC for each Distribution Dividend Rate number of Share Units in the Termination Deferred
          Benefit Account of Account BB for such
          Participant for such Plan Year as of the Distribution Time.

6.4 Maintenance of Accounts A and AA. As of each Determination Date, the Participant's Deferred Benefit Accounts A and AA shall be increased by the amount of interest earned since the preceding Determination Date. Interest on Accounts A and AA shall be based upon the Interest Yield. For Account AA, a Retirement Deferred Benefit Account shall be maintained and increased at the rate specified by the Retirement Interest Yield and a Termination Deferred Benefit Account shall be maintained and increased at the rate specified by the Termination Interest Yield. Interest shall be credited on the mean average of the balances of the Deferred Benefit Account on the Determination Date (before crediting the interest) and on the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

6.5  Maintenance of Share Unit Accounts.

(a)  Maintenance of Accounts B and BB.

     (1)  Conversion between Dollar Amounts and Share
          Units in Accounts B and BB. When an amount is to be added to a Participant's Deferred
          Benefit Accounts B or BB, it shall be
          converted into Share Units, or fractions thereof, by dividing the amount to be credited by the closing price of the Company's common stock as reported by the New
          York Stock Exchange on the last trading day on or before the Determination Date. When a number of Share Units is to be subtracted from a Participant's Deferred Benefit
          Accounts B or BB, such number of Share Units shall be converted into a dollar amount by multiplying such number of Share Units by the closing price of the Company's common stock as reported by the New York Stock Exchange on the last trading day on or before the Determination Date.

     (2) Sub-accounts to be Maintained for Purposes of Computing Retirement and Termination
          Benefits.  Two sub-accounts shall be
          maintained for Account BB: (i) a

          Retirement Deferred Benefit Account which shall include the transfer from Account B into Account BB described in paragraph 6.3(a) plus amounts transferred from the Account AA Retirement Deferred Benefit Account, if any, plus other additions pursuant to this paragraph 6.5(a); and (ii) a Termination Deferred Benefit Account which shall include the transfer from Account B into Account BB described in paragraph 6.3(a) plus amounts transferred from the Account AA Termination Deferred Benefit Account, if any, plus other additions pursuant to this paragraph 6.5(a).

     (3)  Dividends to non-Sprint Insiders.  For all
          Participants other than Sprint Insiders, when a dividend is declared and paid by the Company on its common stock, an amount shall be credited to the Participant's Accounts B and BB as though the same dividend had been paid on the Share Units in such accounts as of the Determination Date immediately preceding the declaration of the dividend, and such amount shall be converted to Share
          Units. Such amount shall be valued as of the Determination Date immediately preceding the declaration of the dividend.

     (4)  Dividends to Sprint Insiders.  For Sprint
          Insiders, subparagraph (3) of this paragraph
          6.5(a) shall apply to balances in Accounts B and BB as of April 30, 1991. With respect to Share Units resulting from deferrals or transfers from Account A or Account AA into Account B or Account BB on or after May 1,
          1991 ("Post May 1, 1991 Share Units"), when a cash dividend is declared and paid by the Company on its common stock, an amount shall be credited to the Participant's Account A or Account AA, as appropriate, as though the same dividend had been paid on the Post May
          1, 1991, Share Units as of the Determination
          Date immediately preceding the declaration of the dividend.

     (5) Effect of Recapitalization. In the event of a stock dividend, stock split, or other corporate reorganization involving the
          Company's common stock, the Company shall make equitable adjustment to the number of Share Units credited to a Participant's
          Accounts B and BB as may be necessary to give effect to such change in the Company's capital structure.

     (6) Conversion of Share Units to Dollars on Dis tribution. Share Units in Accounts B and BB shall be converted to an equivalent dollar amount before any distribution thereof to a Participant pursuant to Article VII. For purposes of distribution, the value of a Share Unit shall be the average closing price of the Company's common stock on the New York
          Stock Exchange on the last trading day of each of the twelve calendar months immediately preceding the date of distribution. If a Participant elects payment in other than a lump sum, Share Units shall be so converted to a dollar amount with respect to each payment made in the distribution. During the period of distribution, dividends and other equitable adjustments shall be credited to the Participant's Accounts B and BB in accordance with paragraphs 6.5(a)(3), 6.5(a)(4), and
          6.5(a)(5). For such purposes, a Participant that is a Sprint Insider immediately before the event that entitles the Participant to distribution shall be deemed a Sprint Insider during the period of distribution.

(b)  Maintenance of Accounts C and CC.

     (1)  Conversion between Dollar Amounts and
          Cellular Share Units in Accounts B and
          BB.  When an amount is to be added to a
          Participant's Deferred Benefit Accounts C or
          CC, it shall be converted into Cellular Share
          Units, or fractions thereof, by dividing the amount to be credited by the closing price of Cellular's common stock as reported by the New York Stock Exchange on the last trading day on or before the Determination Date.
          When a number of Cellular Share Units is to be subtracted from a Participant's Deferred
          Benefit Accounts C or CC, such number of Cellular Share Units shall be converted into a dollar amount by multiplying such number of Cellular Share Units by the closing price of Cellular's common stock as reported by the New York Stock Exchange on the last trading day on or before the Determination Date.

     (2) Sub-accounts to be Maintained for Purposes of Computing Retirement and Termination
          Benefits.  Two sub-accounts shall be
          maintained for Account CC: (i) a Retirement
          Deferred Benefit Account which shall include the value of the Cellular Share Units credited pursuant to paragraph 6.3(b)(2) plus other additions pursuant to this paragraph 6.5(b) and
          (ii) a Termination Deferred Benefit Account which shall include the value of the Cellular Share Units credited pursuant to paragraph 6.3(b)(3) plus other additions pursuant to this paragraph 6.5(b).

     (3)  Dividends to non-Cellular Insiders.  For all
          Participants other than Cellular Insiders, when a dividend is declared and paid by Cellular on its common stock, an amount shall be credited to the Participant's Accounts C and CC as though the same dividend had been paid on the Cellular Share Units in such accounts as of the Determination Date immediately preceding the declaration of the dividend, and such amount shall be converted to Cellular Share Units. Such amount shall be valued as of the Determination Date immediately preceding the declaration of the dividend.

     (4)  Dividends to Cellular Insiders.  For
          Participants that are Cellular Insiders, when a cash dividend is declared and paid by Cellular on its common stock, an amount equal to such dividend shall be credited to the Participant's Account A or Account AA with respect to Cellular Share Units in Accounts C or CC, respectively as of the Determination
          Date immediately preceding the declaration of the dividend.

     (5) Effect of Recapitalization. In the event of a stock dividend, stock split or other corporate reorganization involving Cellular's common stock, the Company shall make equitable adjustment to the number of Cellular Share Units credited to a Participant's Accounts C and CC as may be necessary to give effect to such change in Cellular's capital structure.

     (6)  Conversion of Cellular Share Units to Dollars
          on Distribution.  Cellular Share Units in
          Accounts C and CC shall be converted to an
          equivalent dollar amount before any
          distribution thereof to a Participant
          pursuant to Article VII.  For purposes of
          distribution, the value of a Cellular Share
          Unit shall be the average closing price of
          Cellular's common stock on the New York Stock
          Exchange on the last trading day for each of
          (i) the 12 calendar months immediately
          preceding the date of such distribution or
          (ii) the smaller
          number of calendar months elapsed from the Distribution Time to such distribution. If a Participant elects payment in other than a lump sum, Cellular Share Units shall be so converted to a dollar amount with respect to each payment made in the distribution. During the period of distribution, dividends and other equitable adjustments shall be credited to the Participant's Accounts C and CC in accordance
          with  paragraphs  6.5(b)(3),   6.5(b)(4),   and  6.5(b)(5).  For  such
          purposes, a Participant that is a Cellular Insider immediately before the event that entitles the Participant to distribution shall be deemed a Cellular Insider during the period of distribution.

6.6 Statement of Accounts. The Company shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of such Participant in his Deferred Benefit Accounts A, B, and C and in his Deferred Benefit Accounts AA, BB, and CC (showing separate calculations for each Interest Yield), in each case, as of the last day of the preceding Plan Year.

6.7 Transfers Between Accounts. Within the limitations of this paragraph 6.7, a Participant may elect, by executing an Account Transfer Request: (1) to transfer all or any portion of his Account A to Account B, (2) to transfer all or any portion of his Account B to Account A, (3) to transfer all or any portion of his Account AA to Account BB, (4) to transfer all or any portion of his Account BB to Account AA, (5) to transfer all or any portion of his Account C to Account A,
(6) to transfer all or any portion of his Account C to Account B, (7) to transfer all or any portion of his Account CC to Account AA, and (8) to transfer all or any portion of his Account CC to Account BB. Such election shall be effective on the last day of the calendar month in which the Plan Administrator timely receives the Participant's executed Account Transfer Request.

(a)  Limitation on Sprint Insiders' Transfer of Share
     Units. Sprint Insiders may not request any of the foregoing transfers involving transfer into or out of Accounts B or BB more than twice in any Plan
     Year, and no such transfer may be made unless a period of at least six months shall have elapsed from the effective date of the most recent such transfer (whether it occurred in the current Plan
     Year or not) to the effective date of the current such transfer.

(b)  Limitation on Cellular Insiders' Transfer of
     Cellular Share Units. Cellular Insiders may not request any of the foregoing transfers involving transfers out of Accounts C or CC more than twice in any Plan Year, and no such transfer may be made unless a period of at least six months shall have elapsed from the effective date of the most recent such transfer (whether it occurred in the current
     Plan Year or not) to the effective date of the current such transfer.

(c) Limitations on Other Transfers. Transfers other than those described in paragraphs 6.7(a) or 6.7(b) may not be made more than four times in any Plan Year, and no such transfer may be made unless a period of at least three months shall have elapsed from the effective date of the most recent such transfer (whether it occurred in the current
     Plan Year or not) to the effective date of the current transfer.

                      ARTICLE VII
                       BENEFITS

7.1 Benefit for Normal or Early Retirement and Termination After Age 55. Subject to paragraph 7.6 below, upon a Participant's (i) retirement after reaching the Normal Retirement Date, or (ii) retirement after reaching the Early Retirement Date, or (iii) termination of employment after attaining age 55, he shall be entitled to a Deferral Benefit equal to the amount of his Retirement Deferred Benefit Account determined under paragraph 6.1 hereof as of the Determination Date coincident with or immediately following such event.

7.2 Termination of Employment Before Age 55. Upon any termination of service of the Participant before age 55 for reasons other than death or Disability, the Employer shall pay to the Participant, as compensation earned for services rendered before his termination of service, a Deferral Benefit equal to the amount of his Termination Deferred Benefit Account determined under paragraph
6.1 hereof. The Termination Deferred Benefit Account of a Participant whose employment has terminated shall be paid in a single sum to the terminated Participant within 30 days following termination of employment, if the aggregate balance of the Deferred Benefit Account(s) of such Participant is $20,000 or less. If such aggregate balance of a Participant's Deferred Benefit Account(s) is more than $20,000, payment shall commence pursuant to the Participant's election in the Participation Agreement.

7.3 Death. If a Participant dies after the commencement of payments of his Deferral Benefit, his Beneficiary shall continue to receive the remaining installments of his Deferred Benefit Account in accordance with the Participant's election pursuant to paragraph 7.6.

If a Participant dies while employed, before any payments of a Deferral Benefit, the aggregate amounts deferred under all Participation Agreements shall be determined as follows:

(a) In the case of deferrals pursuant to a Participation Agreement first effective before the Transition Date:

     (1) Deferrals of Incentive Compensation shall be the Retirement Deferred Benefit Account value thereof.

     (2)  Deferrals of Base Salary pursuant to
          Participation Agreements requiring a total deferral of less than $15,000 per year allocated to Accounts A and AA pursuant to the Participation Agreement as revised on the date of the Participant's death shall be the greater of (i) the Retirement Deferred
          Benefit Account value thereof or (ii) ten times the amount of the elected annual Base
          Salary deferral.

     (3)  Deferrals of Base Salary pursuant to
          Participation Agreements requiring a total deferral of $15,000 or more per year allocated to Accounts A and AA pursuant to the Participation Agreement as revised on the date of the Participant's death shall be determined as follows: (i) that portion of the deferral which totals $15,000 per year shall be the greater of (x) the Retirement
          Deferred Benefit Account value thereof and
          (y) ten times the amount of the elected
          annual Base Salary deferral, and (ii) the portion of such deferral which is in excess of $15,000 per year shall be the Retirement
          Deferred Benefit Account value of such
          excess.

     (4) Deferrals allocated to Accounts B and BB shall be the Retirement Deferred Benefit
          Account value thereof.

(b)  In the case of deferrals pursuant to a
     Participation Agreement first effective on or after the Transition Date, the aggregate amount of all deferrals shall be the Retirement Deferred
     Benefit Account value of Accounts A and B.  The
     Deferral Benefit shall be payable as provided for in paragraph 7.6. The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.

7.4 Disability. In the event of Disability while employed by the Employer, before the completion of all deferrals provided for under a Participation Agreement, the Employer shall credit to the disabled Participant's Deferred Benefit Account an amount equal to the amount of the Participant's Agreement to defer during such period of Disability, but not beyond the period elected.

In the event of Disability before termination of employment or the Normal Retirement Date, the disabled Participant, unless he otherwise elects under this paragraph, shall be entitled to the amount in his Retirement Deferred Benefit Account (rather than his Termination Deferred Benefit Account) determined under paragraph 6.1 as of the Determination Date next following such Disability, with payments to commence upon attainment of the Participant's Normal Retirement Date in the form specified in paragraph 7.6(a)(2) and/or 7.6(a)(3) over a 15 year period. Before payments commence under the preceding sentence, a Disabled Participant may elect, subject to Committee approval upon good cause shown: (i) to accelerate commencement of the payments to any earlier date, but not sooner than 60 days after the onset of Disability and/or (ii) to change the form of payment permitted under paragraph 7.6(a).

7.5 Suspension of Participation; Failure to Continue Participation. The Committee, in its sole discretion, may suspend the deferral of a Participant's Compensation upon the advanced written request of a Participant on account of financial hardship suffered by that Participant. A Participant must file any request for such suspension on or before the 15th day preceding the regular payment date on which the suspension is to take effect. The Committee, in its sole discretion, shall determine the amount, if any, that will not be deferred by the Participant as a result of the financial hardship.

The suspension of any deferrals under this paragraph shall not affect amounts deferred with respect to periods before the effective date of the suspension. A Participant whose deferrals are suspended may not execute a subsequent Participation Agreement that would take effect before the beginning of the third Plan Year following the close of the Plan Year in which the suspension first took effect.

In the event the Participant ceases to remain a member of the class of employees who are eligible to participate in this Plan, the Participant may elect to suspend the amount of any remaining deferral commitment in the same manner as described for other suspensions in this paragraph, except that Committee approval shall not be required.

7.6  Form of Benefit Payment.

(a) Upon the happening of an event described in paragraphs 7.1, 7.2, 7.3 or 7.4 above, the Employer shall pay to the Participant or his Beneficiary the amount specified in one of the following forms as elected by the Participant in the Participation Agreement filed by the Participant:

     (1) a lump sum payment at a time designated in the Participation Agreement but no later than the Participant's Normal Retirement Date.

     (2) with respect to balances in Accounts A and AA, an annual payment of a fixed amount that shall amortize the Deferred Benefit Account balance in equal annual payments of principal and interest over a period from 2 to 20 years. For purposes of determining the amount of the annual payment, the assumed rate of interest on Accounts A and AA shall be the average of the applicable Interest
          Yield as of each Determination Date for the 60 months preceding the initial annual installment payment.

     (3) with respect to balances in Accounts B and BB, an annual payment over a period from 2 to 20 years, each such payment having a value, as determined pursuant to paragraph
          6.5(a)(6), of the number of Share Units equal to (i) the number of Share Units in the accounts on the Determination Date immediately following the event described in paragraph 7.1, 7.2, 7.3 or 7.4, divided by
          (ii) the number of annual installments
          elected.  During the period that a
          Participant is receiving a distribution from Account B or BB, Share Unit dividends will be added to the Accounts in accordance with subparagraph 6.5(a)(3) or 6.5(a)(4) hereof.
          Such Share Unit dividends shall be valued in the same manner as previously described, and all such Share Units accruing after a distribution from Accounts B or BB is made shall be paid to the Participant with the next distribution from the account.

     (4) with respect to balances in Accounts C and CC, an annual payment over a period from 2 to 20 years, each such payment having a value, as determined pursuant to paragraph 6.5(b)(6), of the number of Cellular Share Units equal to (i) the number of Cellular Share Units in the accounts on the Determination Date immediately following the event described in paragraph 7.1, 7.2, 7.3 or 7.4, divided by (ii) the number of annual installments elected. During the period that a Participant is receiving a distribution from Account C or CC, Cellular Share Unit dividends will be added to the Accounts in accordance with subparagraph 6.5(b)(3) or 6.5(b)(4) hereof. Such Cellular Share Unit dividends shall be valued in the same manner as previously described, and all such Cellular Share Units accruing after a distribution from Accounts C or CC is made shall be paid to the Participant with the next distribution from the account.

(b) A Participant may change the form in which his benefits shall be paid by filing a revised
     Participation Agreement indicating such change before attaining age 60 and at least 13 months before the date upon which the payments to be made are determined. Such revised Participation
     Agreement shall be deemed a continuation of the initial Participation Agreement to which it relates for purposes of complying with the provisions of paragraphs 4.2 and 4.3 relating to the minimum and maximum deferrals and the duration of Participation Agreements. No such revised
     Participation Agreement shall change the amount elected to be deferred in the original
     Participation Agreement, nor the time elected for commencement of benefit payments.

(c) In the absence of a Participant's election under subparagraph 7.6(a), benefits shall be paid in the form specified in subparagraph 7.6(a)(2), 7.6(a)(3), and 7.6(a)(4) over a 15 year period, except as provided in paragraph 7.2. In the event of a Disabled Participant, payment shall be in the form described in paragraph 7.4.

7.7 Withholding; Payroll Taxes. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder any taxes required to be withheld from an employee's wages for the federal or any state or local government.

7.8 Commencement of Payments. Unless otherwise provided, payments under this Plan shall begin within 60 days following receipt of notice by the Plan Administrator of an event which entitles a Participant

(or a Beneficiary) to payments under this Plan, or at such earlier date as may be determined by the Company pursuant to the terms of the Plan. All payments shall be made as of the first day of the month.

7.9 Termination of SpinCo Group Employees. For purposes of this Plan, any Participant who, within the meaning of the Distribution Agreement, is a SpinCo Group Employee immediately after the Distribution Time shall be treated as terminated on the Distribution
Time.

                     ARTICLE VIII
                BENEFICIARY DESIGNATION

8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of his death before complete distribution to the Participant of the benefits due him under the Plan.

8.2 Amendments. Any Beneficiary Designation may be changed by a participant by the written filing of such change on a form prescribed by the Company. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

(a)  The surviving Spouse;

(b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

(c)  The Participant's personal representative
     (executor or administrator).

8.4 Effect of Payment. The payment to the deemed Beneficiary shall completely discharge the Employer's obligations under this Plan.

                      ARTICLE IX
           AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account at the time of such amendment.

9.2 Employer's Right to Terminate. The Board may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company. The Board may also terminate the Plan in its entirety at any time, and upon any such termination, each Participant (a) who is then receiving a Deferral Benefit shall be paid in a lump sum, or over such period of time as determined by the Company, the then remaining balance in his Deferred Benefit Account, and (b) who has not received a Deferral Benefit shall be paid in a lump sum, or over such period of time as determined by the Company, the balance in his Deferred Benefit Account.

                       ARTICLE X
                     MISCELLANEOUS

10.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer ('Policies'). Such Policies or other assets of the Employer shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The
Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

10.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, before actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.3 Not a Contract of Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of service between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

10.4 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

10.5 Applicable Law.  The Plan, and any Participation
Agreement related thereto, shall be governed by the laws of the State of Kansas, without regard to the principles of conflicts of law.

10.6 Alcatel Employees. A transfer of employees to the joint venture with Alcatel, N.V. (the "Joint Venture") on December 31, 1993, shall not be treated as a retirement or termination of employment under the Plan. When such transferred employees retire or terminate employment with the Joint Venture (other than by reason of a transfer to employment with the Company or an affiliate of the Company), or if before such retirement or termination of employment, the Company ceases to own at least a 49 percent interest in the Joint Venture (or such lesser percentage as determined by the Organization and Compensation Committee of the Company), the transferred employees shall be considered to have retired or terminated employment.

10.7 STV Employees. A transfer of employees to the Sprint Telecommunications joint venture ("STV") shall not be treated as a retirement or termination of employment under the Plan. When such transferred employees retire or terminate employment with STV (other than by reason of a transfer to employment with the Company or an affiliate of the Company), or if before such retirement or termination of employment, the Company ceases to own at least a 40 percent interest in STV (or such lesser percentage as determined by the Organization and Compensation Committee of the Company), the transferred employees shall be considered to have retired or terminated employment.

10.8 FT and DT Joint Venture Employees. A transfer of employees to one of the joint ventures formed among the Company, France Telecom, and Deutsche Telekom pursuant to the Joint Venture Agreement dated June 22, 1995 (collectively, the "FT-DT Ventures"), shall not be treated as a retirement or termination of employment under the Plan. When such transferred employees retire or terminate employment with such joint venture (other than by reason of a transfer to employment with the Company or an affiliate of the Company or to another of the FT-DT Ventures), or if before such retirement or termination of employment, the Company ceases to own at least the same percentage interest in such venture as it is entitled to own under the Joint Venture Agreement (or such lesser percentage as determined by the Organization and Compensation Committee of the Company), the transferred employees shall be considered to have retired or terminated employment.